AMENDMENT NO. 2 TO MASTER UTILIZATION RIGHTS AGREEMENT AND SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This AMENDMENT NO. 2 TO MASTER UTILIZATION AGREEMENT AND SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "**Amendment**"), dated as of October 27, 2020 (the "**Signing Date**"), is by and among SYSCOM TELECOM, LLC, a Delaware limited liability company (the "**Licensor**"), M2M SPECTRUM NETWORKS, LLC, an Arizona limited liability company ("**Licensee**"), and LAMAR MEDIA CORP., a Delaware corporation (the "**Billboard Owner**"). Licensor, Licensee and Billboard Owner, are sometimes referred to in this Amendment as a "***Party***" and collectively as the "***Parties***". Initially capitalized terms used and not defined in this Amendment have the meanings set forth in the Original Agreement (as defined below).

Background

A. The Parties previously entered into the Master Utilization Rights Agreement, as amended by that certain Amendment to Master Utilization Rights Agreement, dated December 5, 2018, between Licensor, Licensee and Billboard Owner (the "**Original Agreement**");

B. On December 10, 2019, Licensor delivered notices of default under each of the Asset Utilization Agreements between Licensor, Licensee and Billboard Owner and further described in the Original Agreement whereby Licensee was in default of its Rent payments for the months of November and December 2019 and January, February, March, April and May 2020 (the "**Defaults**");

C. The Parties hereto desire to amend the Original Agreement to: (i) update Section 2(d) with respect to the definitions of Measuring Date 1 and the Measuring date 2; and (ii) enter into a settlement arrangement to remedy the Defaults whereby Licensee agrees to certain payments as more specifically described herein;

D. Pursuant to Section 22(a) of the Original Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by the Parties.

Agreement

In consideration of the mutual covenants and agreements set forth herein, the Parties intending to be legally bound agree as follows:

1. Effectiveness of this Amendment. Except as otherwise provided in this Amendment, this Amendment is effective from and after the Signing Date.

2. Amendments to the Original Agreement. The Parties hereby agree that the Original Agreement is amended as follows:

   (a) Section 2(c) of the Original Agreement is hereby amended and restated as follows:

   "License Fee Thresholds. Licensee shall be utilizing and paying the Licensor the Monthly License Fees for at least two hundred (200) Billboards (the "**Year 1 Performance Threshold**") by December 31, 2021 (the "**Measuring Date 1**") and an additional one hundred (100) Billboards (the "**Year 2 Performance Threshold**") by December 31, 2022 (the "**Measuring Date 2**"). If Licensee Fails to reach its Year 1 Performance Threshold,

beginning on January 1, 2022, Licensee shall, in addition to any other Monthly License Fees due to Licensor, pay the Licensor on a monthly basis the difference between the amount of Monthly License Fees actually paid to Licensor for the month ending on Measuring Date 1 and the amount of Monthly License Fees Licensor would have paid Licensor if it had reached its Year 1 Performance Threshold ("**Year 1 Monthly Threshold Differential Payment**"). The Year 1 Monthly Threshold Differential Payment shall be reduced by the License Fee for each unit subsequently installed and, if not yet extinguished shall cease on December 31, 2025. If Licensee is not utilizing and paying the Licensor the Monthly license Fees for at least three hundred (300) Billboards by Measuring Date 2, beginning on January 1, 2022, Licensee shall, in addition to any other Monthly license Fees due to Licensor, pay the Licensor on a monthly basis the difference between the sum of Monthly License Fees and the Year 1 Monthly Threshold Differential Payment actually paid to Licensor for the month ending on the Measuring Date 2 and the amount of Monthly License Fees Licensor would have paid Licensor if it had reached its Year 2 Performance Threshold ("**Year 2 Monthly Threshold Differential Payment**"). The Year 2 Monthly Threshold Differential Payment shall be reduced by the License Fee for each unit subsequently installed and, if not yet fully extinguished, shall cease on December 31, 2026."

3. Settlement and Mutual Release. Licensee shall pay the sum of **$363,876.95** (the "**Settlement Amount**") to Licensor as set forth on schedule listed on **Exhibit A** attached hereto or as otherwise agreed between the parties in writing. Licensee agrees to make payment of the Settlement Amount by electronic wire transfer to Licensor in the times and manner described on **Exhibit A**. After the payment in full of the Settlement Amount, each Party and its affiliates hereby fully and forever releases, acquits and discharges the other Party, along with its principals, shareholders, investors, participants, affiliates, parent entities, subsidiaries, agents, officers, directors, members, managers, employees, attorneys, partners, successors and assigns (collectively, such other Party's "**Released Persons**"), from any and all claims, demands, damages, expenses, losses, judgments, suits, actions and causes of action of any kind, whether known or unknown, whether contingent or non-contingent, which either Party or its affiliates has asserted or may assert against the other Party or its Released Persons, as of the Effective Date and/or which arise out of or relate to the Defaults. The Release described in this Section 3 shall be effective upon payment of the Settlement Amount in accordance with this Section 3 (the "**Effective Date**").

4. No Admission of Liability. It is expressly understood by the parties that this Amendment is a compromise and settlement of disputed claims, and that payment by Licensee of the amount set forth herein is not, nor is it to be construed as, an admission of liability or wrongdoing on the part of Licensee.

5. Further Assurances. Without limiting any provision of the Original Agreement, from time to time, each Party agrees to execute and deliver such further instruments, agreements, and other documents and take such other reasonable actions as may be necessary, proper or advisable to carry out the purposes and intent of this Amendment and the transactions contemplated by this Amendment.

6. Miscellaneous.

(a) *Original Agreement.* This Amendment is subject to the terms and conditions of the Original Agreement.

(b) *Full Force and Effect.* Except as specifically amended or modified in this Amendment, the terms and provisions of the Original Agreement shall not be affected by this

Amendment and shall continue in full force and effect. Licensee agrees that Licensee is still responsible for all payments due under the Original Agreement and each Asset Utilization Agreement entered into between the Licensor and Licensee and agrees to pay the Rent as set forth therein.

(c) *Entire Agreement; Amendments.* This Amendment sets forth the entire agreement of the Parties with respect to the subject matter hereof. No amendment, modification or discharge of this Amendment, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party against which enforcement of the amendment, modification, discharge or waiver is sought.

(d) *Counterparts.* This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Any signature pages of this Amendment transmitted by telecopier or by electronic mail in portable document format shall have the same legal effect as an original executed signature page.

* * * * Remainder of Page Blank -- Signature Page Follows * * * *

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO MASTER UTILIZATION RIGHTS AGREEMENT AND SETTLEMENT AGREEMENT AND MUTUAL RELEASE

IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties effective as of the Signing Date.

SYSCOM TELECOM, LLC

By: ______________________________
Name: Dagan Kasavana
Title: CEO

IOTA NETWORKS, LLC

By: ______________________________
Name: Terrence DeFranco
Title: Manager

LAMAR MEDIA CORP.

DocuSigned by:
Ricky Raven
A357953BBD264...
By: ______________________________
Name: ______________________________
Title: ______________________________

EXHIBIT A

SETTLEMENT AMOUNTS PAYMENT

PAYMENT AMOUNT	PAYMENT DATE	WIRE INSTRUCTIONS
$57,000.00	Within 15 days of the Signing Date	[please provide]
$57,000.00	November 30, 2020	[please provide]
$57,000.00	December 31, 2020	[please provide]
$90,000.00	January 31, 2021	[please provide]
$90,000.00	February 28, 2021	[please provide]
Total: $351,000.00		